UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

KRANTI RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-142096	98-0513655
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

6705 Tomken Rd., Suite 211,

Mississauga ON L5T 2J6  Canada

(Address of principal executive offices)

Registrant's Telephone Number, including area code: (905) 670-06631

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2006, the Company entered into an Option Agreement (the “Agreement”) with Beeston Enterprises Ltd. (“Beeston”) under which Beeston granted Kranti the right to explore and develop mineral property located in the Clinton Mining Division of British Columbia, Canada, as described in the Agreement.  We were also granted the option to acquire the property from Beeston.  Under the terms of the Agreement, we were required to incur certain expenditures towards mining operations, or to make equivalent cash payments.  The Company has previously entered into various amending agreements to the Agreement, each relating to the extension of time for completing those requirements.  Those amending agreements are dated January 16, 2009, June 22, 2009, and December 30, 2009, and were all subsequently reported on Forms 8-K.

On February 11, 2010, the Company entered into a Fourth Amending Agreement with Beeston, under which the Beeston again granted us an extension of time to complete certain work requirements under the Agreement in consideration of the Company agreeing to increase the required expenditures.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 – 4th Amendment to Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kranti Resources, Inc.

Date: February 12, 2010	By:	/s/ Jazz Samra
Jazz Samra, President